Exhibit 99.1

Granite Reports Third Quarter 2015 Results

  Total quarterly net income doubled to $30.8 million
  Total quarterly gross profit increased to $100.9 million; all segments contribute to 51.3 percent year-over-year growth
  Total quarterly revenue increased 4.4 percent to $751.4 million
  Total year-to-date gross profit increased 21.3 percent to $206.8 million, with gross profit margin of 11.9 percent, up 176.0 basis points from 2014
  Total contract backlog at all-time high of $3.1 billion

WATSONVILLE, Calif.--(BUSINESS WIRE)--November 2, 2015--Granite Construction Incorporated (NYSE:GVA) today reported net income of $30.8 million for the quarter ended September 30, 2015, compared to net income of $15.3 million in the third quarter of 2014. Earnings per share in the quarter were $0.77, compared to $0.38 in the prior-year period.

“Across geographies and across end markets, Granite’s businesses delivered significantly improved results in the third quarter, reflecting solid execution and an environment of steady, modest economic growth,” said James H. Roberts, President and Chief Executive Officer of Granite Construction Incorporated.

“Our teams continue to build on the progress we have made to leverage improving safety trends, consistent project execution, solid plant performance, and our commitment to Continuous Improvement,” Roberts said.

Third Quarter and Year-to-date 2015 Results

Total Company

  Revenue for the third quarter of 2015 increased 4.4 percent to $751.4 million compared with $719.8 million last year. On a year-to-date basis, revenue increased 3.3 percent to more than $1.7 billion.
  Gross profit in the third quarter increased 51.3 percent to $100.9 million compared with $66.7 million last year. Gross profit margin in the quarter was 13.4 percent compared with 9.3 percent in 2014. On a year-to-date basis, gross profit increased 21.3 percent to $206.8 million, with a resulting gross profit margin of 11.9 percent, up 176 basis points from the first nine months of 2014.
  Third quarter 2015 selling, general and administrative (SG&A) expenses increased 5.7 percent to $50.1 million. On a year-to-date basis, SG&A expenses increased 2.5 percent to $151.4 million.

Construction

  Construction revenue in the third quarter of 2015 decreased 4.5 percent to $427.0 million, compared with $447.1 million last year.
  Gross profit in the third quarter increased 31.8 percent to $64.3 million compared to $48.8 million last year. Gross profit margin of 15.1 percent, up from 10.9 percent a year ago, was driven by particular strength in certain parts of the West and across our Kenny businesses.

Large Project Construction

  Large Project Construction revenue in the third quarter of 2015 increased 21.0 percent to $217.1 million, compared with $179.4 million last year.
  Gross profit in the third quarter increased 297.5 percent to $22.6 million compared to $5.7 million last year. Gross profit margin totaled 10.4 percent compared with 3.2 percent in 2014, with quarterly performance driven by consistent execution on projects that were impacted by severe wet weather and slow startup in the first half of 2015.

Construction Materials

  Construction Materials revenue in the third quarter of 2015 increased 15.1 percent to $107.3 million, compared with $93.2 million last year.
  Gross profit in the third quarter increased 14.9 percent to $14.0 million compared to $12.2 million last year. Gross profit margin was 13.1 percent, in line with last year. Segment performance was driven by operational efficiencies and volume growth across geographies.

Outlook and Guidance

“In the Large Project Construction segment, the market remains robust and competitive. We were pleased to recover some ground in the third quarter from first-half weather and design challenges, as our project portfolio remains weighted toward early-stage projects,” Roberts said.

“Solid year-to-date performance from our Construction and Construction Materials businesses fuels our optimism, as we see state, local and private markets improving.

“Taxpayers and elected representatives in a growing number of states are making public transportation and infrastructure investment a priority, committing to increased, dedicated funding. Meanwhile, at the federal level, we remain in a seemingly interminable stall. Though the timing remains unclear, we are well positioned to benefit from the ultimate commitment for Federal infrastructure investment, as well as continued improvements in state-level participation,” said Roberts.

The Company’s current expectations for 2015 remain:

  Mid-single digit consolidated revenue growth
  Consolidated EBITDA margin1 of 6% to 8%

Conference Call

Granite will conduct a conference call today, November 2, 2015, at 8 a.m. Pacific Time/11 a.m. Eastern Time to discuss the results of the quarter ended September 30, 2015. Access to a live audio webcast is available at http://investor.graniteconstruction.com/index.cfm. The live conference call may be accessed by calling 1-877-328-5503; international callers may dial 1-412-317-5472. The call will be available for replay approximately two hours after the live audio webcast through November 10, 2015 by calling 1-877-344-7529. The conference ID for the replay is also 10074408; international callers may dial 1-412-317-0088.

About Granite

Through its offices and subsidiaries nationwide, Granite Construction Incorporated (NYSE: GVA) is recognized as one of the largest diversified construction companies and construction materials producers in the U.S. Granite is an award-winning firm in safety, quality and environmental stewardship, and has been named one of the World's Most Ethical Companies for six consecutive years. Granite is listed on the New York Stock Exchange and is part of the S&P MidCap 400 Index, the MSCI KLD 400 Social Index and the Russell 2000 Index. For more information, visit graniteconstruction.com.

1 Please refer to the description and non-GAAP reconciliation in the attached tables.

Forward-looking Statements

Any statements contained in this news release that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “assumes,” “believes,” “expects,” “estimates,” “anticipates,” “intends,” “plans,” “appears,” “may,” “will,” “should,” “could,” “would,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, outcomes and results. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands, except share and per share data)

	September 30,	December 31,	September 30,
	2015	2014	2014
ASSETS
Current assets
Cash and cash equivalents	$221,785	$255,961	$167,174
Short-term marketable securities	17,607	25,504	27,950
Receivables, net	456,688	310,934	417,628
Costs and estimated earnings in excess of billings	56,971	36,411	62,823
Inventories	60,289	68,920	74,605
Real estate held for development and sale	11,609	11,609	11,773
Deferred income taxes	39,272	53,231	55,874
Equity in construction joint ventures	219,652	184,575	181,259
Other current assets	18,863	23,033	21,743
Total current assets	1,102,736	970,178	1,020,829
Property and equipment, net	385,036	409,653	424,272
Long-term marketable securities	70,646	76,563	74,140
Investments in affiliates	33,077	32,361	34,177
Goodwill	53,799	53,799	53,799
Other noncurrent assets	73,412	77,940	75,826
Total assets	$1,718,706	$1,620,494	$1,683,043
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$22	$21	$21
Current maturities of non-recourse debt	5,822	1,226	1,226
Accounts payable	196,885	151,935	205,493
Billings in excess of costs and estimated earnings	122,409	108,992	115,809
Accrued expenses and other current liabilities	224,101	200,652	221,618
Total current liabilities	549,239	462,826	544,167
Long-term debt	270,105	270,105	270,127
Long-term non-recourse debt	—	5,516	5,822
Other long-term liabilities	41,211	44,495	45,887
Deferred income taxes	21,646	20,446	9,977
Equity
Preferred stock, $0.01 par value, authorized 3,000,000 shares, none outstanding	—	—	—
Common stock, $0.01 par value, authorized 150,000,000 shares; issued and outstanding 39,380,053 shares as of September 30, 2015, 39,186,386 shares as of December 31, 2014 and 39,152,255 shares as of September 30, 2014	394	392	391
Additional paid-in capital	137,974	134,177	132,396
Retained earnings	675,927	659,816	648,017
Total Granite Construction Incorporated shareholders’ equity	814,295	794,385	780,804
Non-controlling interests	22,210	22,721	26,259
Total equity	836,505	817,106	807,063
Total liabilities and equity	$1,718,706	$1,620,494	$1,683,043

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue
Construction	$427,018	$447,097	$921,143	$873,357
Large Project Construction	217,084	179,446	590,282	611,110
Construction Materials	107,274	93,221	229,442	201,014
Total revenue	751,376	719,764	1,740,867	1,685,481
Cost of revenue
Construction	362,720	398,295	795,108	790,584
Large Project Construction	194,512	173,767	535,166	538,846
Construction Materials	93,246	81,010	203,818	185,536
Total cost of revenue	650,478	653,072	1,534,092	1,514,966
Gross profit	100,898	66,692	206,775	170,515
Selling, general and administrative expenses	50,077	47,386	151,374	147,731
Gain on sales of property and equipment	(804)	(3,004)	(2,090)	(6,891)
Operating income	51,625	22,310	57,491	29,675
Other (income) expense
Interest income	(591)	(451)	(1,561)	(1,343)
Interest expense	3,485	2,488	10,966	10,426
Equity in income of affiliates	(1,155)	(1,109)	(1,762)	(2,310)
Other expense (income), net	27	1,196	(1,409)	(450)
Total other expense	1,766	2,124	6,234	6,323
Income before provision for income taxes	49,859	20,186	51,257	23,352
Provision for income taxes	17,679	6,081	18,148	8,301
Net income	32,180	14,105	33,109	15,051
Amount attributable to non-controlling interests	(1,421)	1,177	(1,297)	(6,681)
Net income attributable to Granite Construction Incorporated	$30,759	$15,282	$31,812	$8,370

Net income per share attributable to common shareholders:
Basic	$0.78	$0.39	$0.81	$0.21
Diluted	$0.77	$0.38	$0.80	$0.21
Weighted average shares of common stock:
Basic	39,378	39,150	39,317	39,073
Diluted	39,897	39,813	39,863	39,790

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

Nine Months Ended September 30,	2015	2014
Operating activities
Net income	$33,109	$15,051
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation, depletion and amortization	48,517	49,968
Gain on sales of property and equipment	(2,090)	(6,891)
Change in deferred income taxes	14,967	1,795
Stock-based compensation	6,962	8,933
Equity in net income from unconsolidated joint ventures	(29,465)	(27,001)
Changes in assets and liabilities	(80,129)	(88,688)
Net cash used in operating activities	(8,129)	(46,833)
Investing activities
Purchases of marketable securities	(54,961)	(49,975)
Maturities of marketable securities	26,700	40,000
Proceeds from called marketable securities	45,000	25,000
Purchases of property and equipment	(26,144)	(37,471)
Proceeds from sales of property and equipment	3,439	12,257
Other investing activities, net	598	(1,109)
Net cash used in investing activities	(5,368)	(11,298)
Financing activities
Cash dividends paid	(15,326)	(15,229)
Purchase of common stock	(3,325)	(4,751)
(Distributions to) contributions from non-controlling partners, net	(1,740)	15,156
Other financing activities, net	(288)	1,008
Net cash used in financing activities	(20,679)	(3,816)
Decrease in cash and cash equivalents	(34,176)	(61,947)
Cash and cash equivalents at beginning of period	255,961	229,121
Cash and cash equivalents at end of period	$221,785	$167,174

GRANITE CONSTRUCTION INCORPORATED
Business Segment Information
(Unaudited - dollars in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	Construction	Large Project Construction	Construction Materials	Construction	Large Project Construction	Construction Materials

2015
Revenue	$427,018	$217,084	$107,274	$921,143	$590,282	$229,442
Gross profit	64,298	22,572	14,028	126,035	55,116	25,624
Gross profit as a percent of revenue	15.1%	10.4%	13.1%	13.7%	9.3%	11.2%

2014
Revenue	$447,097	$179,446	$93,221	$873,357	$611,110	$201,014
Gross profit	48,802	5,679	12,211	82,773	72,264	15,478
Gross profit as a percent of revenue	10.9%	3.2%	13.1%	9.5%	11.8%	7.7%

GRANITE CONSTRUCTION INCORPORATED
Contract Backlog by Segment
(Unaudited - dollars in thousands)

Contract Backlog by Segment	September 30, 2015		June 30, 2015		September 30, 2014

Construction	$866,567	28.1%	$831,067	27.7%	$817,365	27.5%
Large Project Construction	2,222,085	71.9%	2,169,736	72.3%	2,154,289	72.5%

Total	$3,088,652	100.0%	$3,000,803	100.0%	$2,971,654	100.0%

GRANITE CONSTRUCTION INCORPORATED
EBITDA(1)
(Unaudited - dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income attributable to Granite Construction Incorporated	$30,759	$15,282	$31,812	$8,370
Depreciation, depletion and amortization expense(2)	17,186	18,090	48,517	49,968
Provision for income taxes	17,679	6,081	18,148	8,301
Interest expense, net of interest income	2,894	2,037	9,405	9,083
EBITDA(1)	$68,518	$41,490	$107,882	$75,722
Consolidated EBITDA Margin(3)	9.1%	5.8%	6.2%	4.5%
Note:

(1)We define EBITDA as GAAP net income (loss) attributable to Granite Construction Incorporated, adjusted for interest, taxes, depreciation, depletion and amortization. We believe this non-GAAP financial measure and the associated margin are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. However, the reader is cautioned that any non-GAAP financial measures provided by the Company are provided in addition to, and not as alternatives for, the Company's reported results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by the Company may not be comparable to similar measures provided by other companies.

(2)Amount includes the sum of depreciation, depletion and amortization which are classified as Cost of Revenue and Selling, General and Administrative expenses in the condensed consolidated statements of operations of Granite Construction Incorporated.

(3)Represents EBITDA divided by consolidated revenue. Consolidated revenue was $751,376 and $1,740,867 for three and nine months ended September 30, 2015, respectively and $719,764 and $1,685,481 for the three and nine months ended September 30, 2014, respectively.

CONTACT:
Granite Construction Incorporated
Ron Botoff, 831-728-7532